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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Actava Group Inc. Employees Stock Purchase Plan of our reports (a) dated March 10, 1995, with respect to the consolidated financial statements and schedule of The Actava Group Inc. included in its Annual Report (Form 10-K) and (b) dated June 6, 1995 with respect to the financial statements and schedules of The Actava Group Inc. Employees Stock Purchase Plan included in the Plan's Annual Report (Form 11-K), both for the year ended December 31, 1994.



                                                    Ernst & Young LLP


Atlanta, Georgia
July 26, 1995